Exhibit 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Second Quarter 2016 Financial Results

•	Net income attributable to the company of $8.2 million, or $0.21 per diluted share

•	Company produced a record 274.3 million gallons of ethanol

OMAHA, Neb., Aug. 1, 2016 (GLOBE NEWSWIRE) – Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the second quarter of 2016. Net income attributable to the company was $8.2 million, or $0.21 per diluted share, for the second quarter of 2016 compared with net income of $7.8 million, or $0.19 per diluted share, for the same period in 2015. Revenues were $887.7 million for the second quarter of 2016 compared with $744.5 million for the same period last year.

“We are pleased with our performance in the second quarter of 2016, which resulted in a $50 million increase of operating income compared with the first quarter,” said Todd Becker, president and chief executive officer. “Our agribusiness and marketing and distribution segments reported strong results and the partnership segment generated its best results since going public in June of 2015. During the second quarter of 2016, we produced record ethanol volumes and with the current ethanol margin environment, we expect stronger production levels in the last half of the year.”

During the second quarter, Green Plains produced 274.3 million gallons of ethanol compared with 238.7 million gallons for the same period in 2015. The consolidated ethanol crush margin was $45.3 million, or $0.17 per gallon, for the second quarter of 2016 compared with $46.5 million, or $0.20 per gallon, for the same period in 2015. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil production, plus intercompany storage, transportation and other fees, net of related expenses.

Revenues were $1.6 billion for the six-month period ended June 30, 2016, compared with $1.5 billion for the same period in 2015. Net loss for the six-month period ended June 30, 2016, was $(15.9) million, or $(0.42) per diluted share, compared with net income of $4.5 million, or $0.11 per diluted share, for the same period in 2015.

“Ethanol demand continues to grow, supported by a 3% growth in domestic ethanol consumption and a 6% increase in U.S. ethanol exports year-to-date,” commented Becker. “We continue to execute on our core strategy of capital allocation with an intense focus on growing our company, including both organic and acquisitive opportunities.”

Second Quarter Highlights

•	During the second quarter of 2016, Green Plains repurchased 323,290 shares of common stock for approximately $6.0 million. To date, 514,990 shares of common stock have been repurchased for approximately $10.0 million under the company’s $100 million share repurchase program.

•	On June 14, 2016, Green Plains and Jefferson Gulf Coast Energy Partners, a subsidiary of Fortress Transportation and Infrastructure Investors LLC, announced the formation of a 50/50 joint venture to construct and operate an intermodal export and import fuels terminal at Jefferson’s existing Beaumont, Texas terminal. The joint venture is expected to invest approximately $55 million in its Phase I development, focused initially on storage and throughput capabilities for multiple grades of ethanol. Green Plains will offer its interest in the joint venture to the partnership once commercial development is complete.

•	On June 12, 2016, Green Plains entered into an asset purchase agreement with Abengoa Bioenergy of Illinois, LLC and Abengoa Bioenergy of Indiana, LLC to acquire two ethanol plants located in Madison, Ill. and Mount Vernon, Ind. for approximately $200 million in cash, plus certain inventory adjustments and liabilities. The two plants have combined annual production capacity of approximately 180 million gallons of ethanol. The sellers and other affiliates have pending cases under Chapter 11 of the U.S. Bankruptcy Code. The asset purchase agreement constitutes a stalking horse bid, which is subject to bidding procedures and receipt of higher or otherwise better bids at the proposed auction for the plants, and approval by the U.S. Bankruptcy Court. If Green Plains is not the successful bidder at the auction, the sellers must pay a break-up fee equal to $2.5 million per plant, plus reimbursement of expenses up to $500,000. Should Green Plains submit the winning bid, the company expects the transaction to close during the third quarter of 2016 and to offer the plants’ transportation and storage assets to the partnership.

Results of Operations

Consolidated revenues increased $143.2 million for the three months ended June 30, 2016, compared with the same period in 2015. Revenues from ethanol, corn oil and grain sales increased $103.4 million, $21.4 million and $11.0 million, respectively. Ethanol revenues were affected by increased volumes sold, partially offset by lower average realized prices. Corn oil revenues and grain revenues were impacted by increased volumes sold.

Operating income increased $3.0 million for the three months ended June 30, 2016, compared with the same period last year primarily due to increased margins on merchant trading activity and cattle. Interest expense remained flat for the three months ended June 30, 2016, compared with the same period in 2015. Income tax expense was $5.5 million for the three months ended June 30, 2016, compared with $5.2 million for the same period in 2015.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the second quarter of 2016 was $47.7 million compared with $39.7 million for the same period last year.

GREEN PLAINS INC.

SEGMENT OPERATIONS

(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Var.	2016	2015	% Var.
Revenues:
Ethanol production	$515,726	$464,879	10.9%	$939,316	$896,601	4.8%
Agribusiness	472,140	343,576	37.4	857,532	664,694	29.0
Marketing and distribution	771,653	656,768	17.5	1,437,844	1,310,030	9.8
Partnership	25,493	3,445	*	49,281	6,841	*
Intersegment eliminations	(897,285)	(724,178)	23.9	(1,647,042)	(1,395,288)	18.0

	887,727	744,490	19.2	1,636,931	1,482,878	10.4

Gross margin:
Ethanol production	32,695	53,982	*	22,821	77,371	*
Agribusiness	8,392	4,256	97.2	13,903	9,709	43.2
Marketing and distribution	15,377	7,515	104.6	16,364	16,552	(1.1)
Partnership	25,493	3,445	*	49,281	6,841	*
Intersegment eliminations	(3,754)	(1,303)	188.0	350	3,381	(89.6)

	78,203	67,895	15.2	102,719	113,854	(9.8)

Operating income (loss):
Ethanol production	10,555	34,192	*	(22,696)	37,612	*
Agribusiness	5,560	2,258	146.2	8,788	5,468	60.7
Marketing and distribution	10,626	3,453	207.7	8,656	7,858	10.2
Partnership	14,803	(5,284)	*	27,874	(10,432)	*
Intersegment eliminations	(3,754)	(1,303)	188.1	350	3,381	(89.6)

Segment operating income	37,790	33,316	13.4	22,972	43,887	(47.7)
Corporate activities	(10,381)	(8,914)	16.5	(18,209)	(15,381)	18.4

	$27,409	$24,402	12.3	$4,763	$28,506	(83.3)

*	Percentage variance not considered meaningful.

GREEN PLAINS INC.

OPERATING DATA BY PRODUCT

(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Var.	2016	2015	% Var.
Ethanol production
Ethanol sold (gallons)	274,271	238,737	14.9%	521,226	471,230	10.6%
Distillers grains sold (tons)	734	631	16.5	1,381	1,260	9.6
Corn oil sold (pounds)	64,514	62,355	3.5	124,354	120,057	3.6
Corn consumed (bushels)	95,638	84,162	13.6	182,169	166,209	9.6

Agribusiness
Grain sold (bushels)	98,973	72,959	35.7	186,930	143,384	30.4

Marketing and distribution
Ethanol sold (gallons)	355,665	299,717	18.7	681,825	575,641	18.4

Partnership
Storage and throughput (gallons)	274,271	—	*	521,226	—	*

*	Percentage variance not considered meaningful.

GREEN PLAINS INC.

CONSOLIDATED CRUSH MARGIN

(unaudited, in thousands except per gallon amounts)

	Three Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2016	2015
	($ in thousands)		($ per gallon produced)
Ethanol production operating income	$10,555	$34,192	$0.04	$0.14
Depreciation and amortization	15,150	13,783	0.06	0.06

Total ethanol production	25,705	47,975	0.10	0.20

Intercompany fees, net:
Storage and logistics (partnership)	15,006	(5,630)	0.05	(0.02)
Marketing and agribusiness fees	4,630	4,115	0.02	0.02

Consolidated crush margin	$45,341	$46,460	$0.17	$0.20

Liquidity and Capital Resources

On June 30, 2016, Green Plains had $405.7 million in cash and cash equivalents, and $182.4 million available under revolving credit agreements, some of which are subject to restrictions and other lending conditions. Total debt outstanding was $730.7 million, including $245.6 million outstanding under working capital revolvers and other short-term borrowing arrangements for the marketing and distribution, and agribusiness segments at June 30, 2016.

Conference Call Information

On Aug. 2, 2016, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss second quarter 2016 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 888.427.9376 and 719.457.2689, respectively. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation can be accessed on Green Plains’ website at http://investor.gpreinc.com/events.cfm.

Non-GAAP Financial Measures

Management uses earnings before interest, income taxes, depreciation and amortization, or EBITDA, and consolidated ethanol crush margin to measure the company’s financial performance and to internally manage its businesses. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered an alternative to net income or segment operating income, which are determined in accordance with generally accepted accounting principles. EBITDA calculations may vary from company to company. Accordingly, the company’s computation of EBITDA may not be comparable with a similarly-titled measure of another company.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol, distillers grains and corn oil production; grain handling and storage; a cattle feedlot; and commodity marketing and distribution services. The company processes 12 million tons of corn annually, producing over 1.2 billion gallons of ethanol, approximately 3.5 million tons of livestock feed and 275 million pounds of industrial grade corn oil at full capacity. Green Plains owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP

Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include words such as “anticipates,” “believes,” “estimates,” “expects,” “goal,” “intends,” “plans,” “potential,” “predicts,” “should,” “will,” and other words with similar meanings in connection with future operating or financial performance. Such statements are based on management’s current expectations, which are subject to various factors, risks and uncertainties that may cause actual results, outcomes, timing and performance to differ materially from those expressed or implied. Green Plains may experience significant fluctuations in future operating results due to a number of economic conditions, including competition in the industries in which Green Plains operates; commodity market risks, including those resulting from current weather conditions; financial market risks; counterparty risks; risks associated with changes to federal policy or regulation; risks related to closing and achieving anticipated results from acquisitions; risks associated with the joint venture to commercialize algae production; and other risks detailed in Green Plains’ reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended Dec. 31, 2015, and subsequent filings with the SEC. Green Plains is not obligated nor intends to update its forward-looking statements at any time unless it is required by applicable securities laws. Unpredictable or unknown factors not discussed in this release could also have material adverse effects on forward-looking statements.

Consolidated Operating Data and Financial Results

GREEN PLAINS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$386,920	$384,867
Restricted cash	18,785	27,018
Accounts receivable	140,597	96,150
Inventories	280,700	353,957
Other current assets	73,597	50,585

Total current assets	900,599	912,577
Property and equipment, net	915,726	922,070
Other assets	82,580	83,273

Total assets	$1,898,905	$1,917,920

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$111,465	$166,963
Accrued and other liabilities	35,644	32,026
Short-term notes payable and other borrowings	245,637	226,928
Current maturities of long-term debt	6,603	4,507
Other current liabilities	22,644	8,245

Current liabilities	421,993	438,669
Long-term debt	478,489	432,139
Other liabilities	68,503	88,203

Total liabilities	968,985	959,011
Stockholders’ equity
Total Green Plains stockholders’ equity	786,994	797,830
Noncontrolling interests	142,926	161,079

Total liabilities and stockholders’ equity	$1,898,905	$1,917,920

GREEN PLAINS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Var.	2016	2015	% Var.
Revenues
Product revenues	$885,772	$742,383	19.3%	$1,632,956	$1,478,686	10.4%
Service revenues	1,955	2,107	(7.2)	3,975	4,192	(5.2)

Total revenues	887,727	744,490	19.2	1,636,931	1,482,878	10.4
Costs and expenses
Cost of goods sold	809,524	676,595	19.6	1,534,212	1,369,024	12.1
Operations and maintenance expenses	8,504	7,102	19.7	17,149	14,135	21.3
Selling, general and administrative expenses	23,589	20,226	16.6	43,961	39,201	12.1
Depreciation and amortization expenses	18,701	16,165	15.7	36,846	32,012	15.1

Total costs and expenses	860,318	720,088	19.5	1,632,168	1,454,372	12.2

Operating income	27,409	24,402	12.3	4,763	28,506	(83.3)
Other income (expense)
Interest income	368	210	75.2	778	430	80.9
Interest expense	(10,499)	(10,564)	(0.6)	(21,297)	(19,722)	8.0
Other, net	1,178	(1,034)	(213.9)	(497)	(1,965)	(74.7)

Total other expense	(8,953)	(11,388)	(21.4)	(21,016)	(21,257)	(1.1)

Income (loss) before income taxes	18,456	13,014	41.8	(16,253)	7,249	(324.2)
Income tax expense (benefit)	5,471	5,222	4.8	(9,422)	2,775	(439.5)

Net income (loss)	12,985	7,792	66.6	(6,831)	4,474	(252.7)
Net income attributable to noncontrolling interests	4,794	—	*	9,116	—	*

Net income (loss) attributable to Green Plains	$8,191	$7,792	5.1	$(15,947)	$4,474	(456.4)

Earnings per share:
Net income (loss) attributable to Green Plains – basic	$0.21	$0.20		$(0.42)	$0.12

Net income (loss) attributable to Green Plains – diluted	$0.21	$0.19		$(0.42)	$0.11

Weighted avg. shares outstanding:
Basic	38,425	38,027		38,311	37,916

Diluted	38,536	40,075		38,311	39,565

* Percentage variance not considered meaningful.

GREEN PLAINS INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(6,831)	$4,474
Noncash operating adjustments:
Depreciation and amortization	36,846	32,012
Deferred income taxes	(17,936)	11,323
Other	10,662	6,985
Net change in working capital	(36,946)	(31,590)

Net cash provided (used) by operating activities	(14,205)	23,204

Cash flows from investing activities:
Purchases of property and equipment	(29,084)	(28,690)
Acquisition of businesses, net of cash acquired	65	—
Other	994	(3,309)

Net cash used by investing activities	(28,025)	(31,999)

Cash flows from financing activities:
Net proceeds (payments) – long-term debt	44,777	(10,344)
Net proceeds (payments) – short-term borrowings	15,387	(9,426)
Other	(15,881)	2,543

Net cash provided (used) by financing activities	44,283	(17,227)

Net change in cash and cash equivalents	2,053	(26,022)
Cash and cash equivalents, beginning of period	384,867	425,510

Cash and cash equivalents, end of period	$386,920	$399,488

GREEN PLAINS INC.

RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES

(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$12,985	$7,792	$(6,831)	$4,474
Interest expense	10,499	10,564	21,297	19,722
Income taxes	5,471	5,222	(9,422)	2,775
Depreciation and amortization	18,701	16,165	36,846	32,012

EBITDA	$47,656	$39,743	$41,890	$58,983

Contact: Jim Stark, Vice President – Investor and Media Relations, Green Plains Inc. (402) 884-8700

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